Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Monday, October 20, 2008		VP, Investor Relations
408 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
408 540-3947

Netflix Announces Q3 2008 Financial Results

Subscribers – 8.7 million

Revenue – $341.3 million

GAAP Net Income – $20.4 million

GAAP EPS – $0.33 per diluted share

LOS GATOS, Calif., October 20, 2008 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2008.

“In the third quarter we delivered strong earnings growth despite a challenging economic environment that contributed to slower-than-expected subscriber growth,” said Reed Hastings, Netflix co-founder and chief executive officer. “Additionally, we made important progress in our expansion into Internet delivery with significant new content and hardware partnerships announced this past quarter.”

Third-Quarter 2008 Financial Highlights

Subscribers. Netflix ended the third quarter of 2008 with approximately 8,672,000 total subscribers, representing 23 percent year-over-year growth from 7,028,000 total subscribers at the end of the third quarter of 2007 and 3 percent sequential growth from 8,411,000 subscribers at the end of the second quarter of 2008.

Net subscriber change in the quarter was an increase of 261,000, compared to an increase of 286,000 for the same period of 2007 and an increase of 168,000 for the second quarter of 2008.

Gross subscriber additions for the quarter totaled 1,528,000, representing 18 percent year-over-year growth from 1,297,000 gross subscriber additions in the third quarter of 2007 and 10 percent quarter-over-quarter growth from 1,384,000 gross subscriber additions in the second quarter of 2008.

Of the 8,672,000 total subscribers at quarter end, 98 percent, or 8,490,000 were paid subscribers. The other 2 percent, or 182,000, were free subscribers. Paid subscribers represented 97 percent of total subscribers at the end of the third quarter of 2007 and 98 percent of total subscribers at the end of the second quarter of 2008.

Revenue for the third quarter of 2008 was $341.3 million, representing 16 percent year-over-year growth from $294.0 million for the third quarter of 2007, and 1 percent sequential increase from $337.6 million for the second quarter of 2008.

Gross margin1 for the third quarter of 2008 was 34.2 percent, compared to 33.9 percent for the third quarter of 2007 and 31.8 percent for the second quarter of 2008.

GAAP net income for the third quarter of 2008 was $20.4 million, or $0.33 per diluted share, compared to GAAP net income of $15.6 million, or $0.23 per diluted share, for the third quarter of 2007 and GAAP net income of $26.6 million, or $0.42 per diluted share, for the second quarter of 2008. GAAP net income grew 30 percent on a year-over-year basis and GAAP EPS grew 43 percent on a year-over-year basis.

Non-GAAP net income was $22.1 million, or $0.36 per diluted share, for the third quarter of 2008, compared to non-GAAP net income of $17.5 million, or $0.26 per diluted share, for the third quarter of 2007 and non-GAAP net income of $28.7 million, or $0.45 per diluted share, for the second quarter of 2008. Non-GAAP net income grew 27 percent on a year-over-year basis and non-GAAP EPS grew 38 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation for the third quarter of 2008 was $3.0 million, compared to $3.1 million in the third quarter of 2007 and $2.9 million in the second quarter of 2008. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the third quarter of 2008 was $32.21 per gross subscriber addition, compared to $37.89 for the same period of 2007 and $28.89 for the second quarter of 2008.

Churn3 for the third quarter of 2008 was 4.2 percent, compared to 4.2 percent for the third quarter of 2007 and for the second quarter of 2008. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the third quarter of 2008 was $26.2 million, compared to $36.2 million in the third quarter of 2007 and $12.7 million for the second quarter of 2008.

Cash provided by operating activities for the third quarter of 2008 was $73.2 million, compared to $77.7 million for the third quarter of 2007 and $78.1 million for the second quarter of 2008.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.

[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

2

Business Outlook

The Company’s performance expectations for the fourth quarter of 2008 and full-year 2008 are as follows:

Fourth-Quarter 2008

•	Ending subscribers of 8.85 million to 9.15 million, down from 8.95 million to 9.25 million

•	Revenue of $351 million to $357 million, down slightly from $353 million to $359 million

•	GAAP net income of $18 million to $23 million, unchanged from prior guidance

•	GAAP EPS of $0.30 to $0.38 per diluted share, unchanged from prior guidance

Updated Full-Year 2008

•	Ending subscribers of 8.85 million to 9.15 million

•	Revenue of $1.356 billion to $1.362 billion

•	GAAP net income of $78.3 million to $83.3 million

•	GAAP EPS of $1.24 to $1.32 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 50,148,071 shares as of September 30, 2008, up slightly from 49,996,277 shares as of June 30, 2008, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales by executive officers are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. The call will consist of prepared remarks, followed by a Q&A with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 8:00 p.m. Pacific Time on October 20, 2008 through midnight on October 24, 2008. To listen to a replay, call (719) 457-0820, access code 4207224.

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Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix, Inc. (NASDAQ: NFLX) is the world’s largest online movie rental service, with more than eight million subscribers. For one low monthly price, Netflix members can get DVDs delivered to their homes and can instantly watch movies and TV episodes streamed to their TVs and PCs, all in unlimited amounts. Members can choose from over 100,000 DVD titles and a growing library of more than 12,000 choices that can be watched instantly. There are never any due dates or late fees. DVDs are delivered free to members by first class mail, with a postage-paid return envelope, from 55 distribution centers. More than 95 percent of Netflix members live in areas that generally receive shipments in one business day. Netflix is also partnering with leading consumer electronics companies to offer a range of devices that can instantly stream movies and TV episodes to members’ TVs from Netflix. For more information, visit http://www.netflix.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the fourth quarter of 2008 and the full-year 2008. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers, especially in the current uncertain economic environment; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the deterioration of the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes; changes in the costs of acquiring DVDs or electronic content; customer spending on DVDs and related products; disruption in service on our website or with our computer systems; and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

4

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007**	September 30, 2008	September 30, 2007**
Revenues	$341,269	$337,614	$293,972	$1,005,066	$902,985
Cost of revenues:
Subscription	186,573	193,769	163,707	567,498	495,734
Fulfillment expenses *	37,923	36,318	30,746	109,890	90,384

Total cost of revenues	224,496	230,087	194,453	677,388	586,118

Gross profit	116,773	107,527	99,519	327,678	316,867
Operating expenses:
Technology and development *	23,368	22,186	18,112	65,821	52,526
Marketing *	49,217	39,984	49,149	144,096	166,508
General and administrative *	11,742	13,419	12,863	38,900	38,834
Gain on disposal of DVDs	(1,628)	(2,263)	(2,310)	(4,724)	(5,500)
Gain on legal settlement	—	—	—	—	(7,000)

Total operating expenses	82,699	73,326	77,814	244,093	245,368

Operating income	34,074	34,201	21,705	83,585	71,499
Other income (expense):
Interest expense on lease financing obligations	(677)	(681)	(296)	(1,781)	(893)
Interest and other income (expense)	1,536	2,404	5,089	11,600	15,411

Income before income taxes	34,933	35,924	26,498	93,404	86,017
Provision for income taxes	14,562	9,345	10,851	33,110	35,100

Net income	$20,371	$26,579	$15,647	$60,294	$50,917

Net income per share:
Basic	$0.34	$0.43	$0.24	$0.98	$0.75
Diluted	$0.33	$0.42	$0.23	$0.95	$0.73
Weighted average common shares outstanding:
Basic	60,408	61,782	66,469	61,651	67,723
Diluted	62,272	63,857	68,090	63,658	69,560

* Stock-based compensation included in expense line items:

Fulfillment expenses	$126	$108	$99	$340	$327
Technology and development	950	849	1,002	2,795	2,590
Marketing	460	455	547	1,424	1,599
General and administrative	1,499	1,493	1,465	4,511	4,218
Reconciliation of Non-GAAP Financial Measures (unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$20,371	$26,579	$15,647	$60,294	$50,917
Stock-based compensation	3,035	2,905	3,113	9,070	8,734
Income tax effect of stock-based compensation	(1,266)	(755)	(1,276)	(3,298)	(3,560)

Non-GAAP net income	$22,140	$28,729	$17,484	$66,066	$56,091

Non-GAAP net income per share:
Basic	$0.37	$0.47	$0.26	$1.07	$0.83
Diluted	$0.36	$0.45	$0.26	$1.04	$0.81
Weighted average common shares outstanding:
Basic	60,408	61,782	66,469	61,651	67,723
Diluted	62,272	63,857	68,090	63,658	69,560

**	Certain amounts have been corrected for the change in the accounting for two of our building leases.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$111,524	$177,439
Short-term investments	139,304	207,703
Prepaid expenses	9,982	6,116
Prepaid revenue sharing expenses	15,274	6,983
Deferred tax assets	7,023	2,254
Other current assets	18,268	16,037

Total current assets	301,375	416,532
Content library, net	122,558	132,455
Property and equipment, net	128,541	113,175
Deferred tax assets	19,831	16,865
Other assets	10,694	4,465

Total assets	$582,999	$683,492

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109,277	$104,445
Accrued expenses	31,625	36,466
Current portion lease financing obligations	1,090	823
Deferred revenue	65,897	71,665

Total current liabilities	207,889	213,399
Lease financing obligations, excluding current portion	38,287	35,652
Other liabilities	11,990	4,629

Total liabilities	258,166	253,680
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at September 30, 2008 and December 31, 2007; 59,119,998 and 64,912,915 issued and outstanding at September 30, 2008 and December 31, 2007, respectively	62	65
Additional paid-in capital	331,489	402,710
Treasury stock at cost (2,991,684 shares)	(90,028)	—
Accumulated other comprehensive (loss) income	(2,410)	1,611
Retained earnings	85,720	25,426

Total stockholders’ equity	324,833	429,812

Total liabilities and stockholders’ equity	$582,999	$683,492

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007*	September 30, 2008	September 30, 2007*
Cash flows from operating activities:
Net income	$20,371	$26,579	$15,647	$60,294	$50,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	8,643	8,188	5,945	23,313	16,057
Amortization of content library	47,596	57,012	48,237	162,178	148,664
Amortization of discounts and premiums on investments	122	177	23	436	(48)
Stock-based compensation expense	3,035	2,905	3,113	9,070	8,734
Excess tax benefits from stock-based compensation	(1,093)	(2,554)	(5,170)	(4,467)	(21,264)
Gain (loss) on disposal of property and equipment	(1)	—	128	101	128
Gain (loss) on sale of short-term investments	494	78	(170)	(3,746)	(364)
Gain on disposal of DVDs	(3,205)	(4,059)	(3,937)	(9,856)	(11,731)
Deferred taxes	(3,894)	(2,502)	(358)	(7,255)	(1,235)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(209)	(10,659)	111	(8,306)	(4,495)
Accounts payable	(1,056)	9,124	6,048	6,869	(387)
Accrued expenses	4,730	(14,551)	11,433	(1,994)	33,376
Deferred revenue	(1,989)	(489)	(4,201)	(5,768)	(13,357)
Other assets and liabilities	(313)	8,896	814	8,376	1,026

Net cash provided by operating activities	73,231	78,145	77,663	229,245	206,021

Cash flows from investing activities:
Purchases of short-term investments	(22,950)	(65,937)	(51,972)	(180,841)	(370,112)
Proceeds from sale of short-term investments	50,609	21,682	41,264	247,610	165,379
Purchases of property and equipment	(9,226)	(14,662)	(7,412)	(36,319)	(34,393)
Acquisition of intangible asset	(62)	(1,000)	—	(1,062)	—
Acquisitions of content library	(41,564)	(55,175)	(39,452)	(161,862)	(165,346)
Proceeds from sale of DVDs	3,787	5,379	4,760	13,673	17,756
Investment in business	—	—	—	(6,000)	—
Other assets	3	20	615	31	779

Net cash used in investing activities	(19,403)	(109,693)	(52,197)	(124,770)	(385,937)

Cash flows from financing activities:
Principal payments of lease financing obligations	(234)	(230)	(98)	(586)	(290)
Proceeds from issuance of common stock	2,576	4,524	417	15,642	3,864
Excess tax benefits from stock-based compensation	1,093	2,554	5,170	4,467	21,264
Repurchases of common stock	(90,028)	—	(35,333)	(189,913)	(65,548)

Net cash (used in) provided by financing activities	(86,593)	6,848	(29,844)	(170,390)	(40,710)

Net decrease in cash and cash equivalents	(32,765)	(24,700)	(4,378)	(65,915)	(220,626)
Cash and cash equivalents, beginning of period	144,289	168,989	184,182	177,439	400,430

Cash and cash equivalents, end of period	$111,524	$144,289	$179,804	$111,524	$179,804

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$73,231	$78,145	$77,663	$229,245	$206,021
Purchases of property and equipment	(9,226)	(14,662)	(7,412)	(36,319)	(34,393)
Acquisition of intangible asset	(62)	(1,000)	—	(1,062)	—
Acquisitions of content library	(41,564)	(55,175)	(39,452)	(161,862)	(165,346)
Proceeds from sale of DVDs	3,787	5,379	4,760	13,673	17,756
Other assets	3	20	615	31	779

Non-GAAP free cash flow	$26,169	$12,707	$36,174	$43,706	$24,817

*	Certain amounts have been corrected for the change in the accounting for two of our building leases.

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007*
Subscriber information:
Subscribers: beginning of period	8,411	8,243	6,742
Gross subscriber additions: during period	1,528	1,384	1,297
Gross subscriber additions year-to-year change	17.8%	34.6%	(1.0%)
Gross subscriber additions quarter-to-quarter sequential change	10.4%	(25.7%)	26.2%
Less subscriber cancellations: during period	(1,267)	(1,216)	(1,011)
Subscribers: end of period	8,672	8,411	7,028
Subscribers year-to-year change	23.4%	24.8%	24.1%
Subscribers quarter-to-quarter sequential change	3.1%	2.0%	4.2%
Free subscribers: end of period	182	176	183
Free subscribers as percentage of ending subscribers	2.1%	2.1%	2.6%
Paid subscribers: end of period	8,490	8,235	6,845
Paid subscribers year-to-year change	24.0%	24.6%	24.7%
Paid subscribers quarter-to-quarter sequential change	3.1%	1.6%	3.6%
Average monthly revenue per paying subscriber	$13.60	$13.78	$14.57
Churn	4.2%	4.2%	4.2%
Subscriber acquisition cost	$32.21	$28.89	$37.89
Margins:
Gross margin	34.2%	31.8%	33.9%
Operating margin	10.0%	10.1%	7.4%
Net margin	6.0%	7.9%	5.3%
Expenses as percentage of revenues:
Technology and development	6.8%	6.6%	6.2%
Marketing	14.4%	11.8%	16.7%
General and administrative	3.4%	4.0%	4.4%
Gain on disposal of DVDs	(0.4%)	(0.7%)	(0.8%)

Total operating expenses	24.2%	21.7%	26.5%
Year-to-year change:
Total revenues	16.1%	11.2%	14.9%
Fulfillment expenses	23.3%	21.6%	30.4%
Technology and development	29.0%	18.0%	53.1%
Marketing	0.1%	(11.6%)	(17.2%)
General and administrative	(8.7%)	(2.9%)	29.7%
Gain on disposal of DVDs	(29.5%)	(0.8%)	102.3%
Total operating expenses	6.3%	6.9%	(2.7%)

*	Certain amounts have been corrected for the change in the accounting for two of our building leases.